Exhibit 4.1

HSBC USA INC.

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

Original Trustee

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Series Trustee

FOURTH SUPPLEMENTAL INDENTURE

Dated as of September 27, 2010

To

INDENTURE

Dated as of October 24, 1996

Subordinated Debt Securities

FOURTH SUPPLEMENTAL INDENTURE, dated as of September 27, 2010, among HSBC USA Inc., a Maryland corporation (the “Company”), Deutsche Bank Trust Company Americas (successor in interest to Bankers Trust Company), as Trustee (the “Original Trustee”), and Wells Fargo Bank, National Association, as trustee with respect to the Notes (as hereinafter defined) (the “Series Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Original Trustee executed and delivered an Indenture, dated as of October 24, 1996 (as supplemented by a Supplemental Indenture with respect thereto, dated as of December 12, 1996, a Supplemental Indenture with respect thereto, dated as of March 1, 1999, and a Supplemental Indenture with respect thereto, dated as of February 25, 2000, the “Indenture”), to provide for the issuance by the Company from time to time of subordinated debt securities evidencing its indebtedness, to be issued in one or more series as provided in the Indenture;

WHEREAS, pursuant to Board Resolutions, the Company has authorized the creation and issuance of $750,000,000 aggregate principal amount of 5.00% Subordinated Notes due September 27, 2020, to be originally issued on September 27, 2010 (collectively, the “Notes”);

WHEREAS, pursuant to the Board Resolution authorizing the issuance of the Notes, Wells Fargo Bank, National Association has been designated as the “Series Trustee” under the Indenture in respect of the Notes;

WHEREAS, Section 1101 of the Indenture provides that, without the consent of the Holders, the Company, when authorized by a Board Resolution, may enter into a supplemental indenture with the Original Trustee (i) to evidence and provide for the acceptance of appointment thereunder by a successor Trustee with respect to one or more series of Debt Securities and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of Section 611 of the Indenture, or (ii) to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the Holders of Outstanding Debt Securities of any series created prior to the execution of this supplemental indenture in any material respect;

WHEREAS, the Company has requested that the Original Trustee enter into this Fourth Supplemental Indenture in connection with the Company’s appointing the Series Trustee with all the rights, powers, trusts and duties of the Original Trustee with respect to, and only with respect to, the Notes and for the purpose of supplementing and amending the Indenture pursuant to Section 1101 thereof to permit such appointment;

WHEREAS, the Company has determined that this Fourth Supplemental Indenture is authorized or permitted by Sections 1101 and 611 of the Indenture and has delivered to the Original Trustee and the Series Trustee an Opinion of Counsel to that effect and an Opinion of Counsel and an Officers’ Certificate pursuant to Sections 102, 303 and 1103 of the Indenture to the effect that all conditions precedent provided for in the Indenture to the Original Trustee’s and the Series Trustee’s execution and delivery of this Fourth Supplemental Indenture have been complied with and that this Fourth Supplemental Indenture is permitted or authorized by the Indenture;

WHEREAS, the entering into this Fourth Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

WHEREAS, all things necessary to make this Fourth Supplemental Indenture a valid indenture and agreement according to its terms have been done.

NOW, THEREFORE, the Company, the Original Trustee and the Series Trustee agree as follows:

ARTICLE 1

APPOINTMENT OF AND ACCEPTANCE

BY SERIES TRUSTEE

Section 1.1. Appointment of Series Trustee.   Pursuant to the Indenture and pursuant to this Fourth Supplemental Indenture, the Company hereby appoints the Series Trustee as Trustee under the Indenture with respect to, and only with respect to, the Notes.  Pursuant to the Indenture, all the rights, powers, trusts and duties of the Trustee under the Indenture shall be vested in the Series Trustee with respect to the Notes and there shall continue to be vested in the Original Trustee all of its rights, powers, trusts and duties as Trustee under the Indenture with respect to all of the series of Securities as to which it has served and continues to serve as Trustee under the Indenture.

Section 1.2.  Eligibility of Series Trustee.   The Series Trustee hereby represents that it is qualified and eligible under the provisions of Section 609 of the Indenture and the provisions of the Trust Indenture Act to accept its appointment as Trustee with respect to the Notes under the Indenture and hereby accepts the appointment as such Trustee.

Section 1.3.  Security Registrar and Paying Agent.  Pursuant to the Indenture, the Company hereby appoints HSBC Bank USA, N.A. as “Security Registrar” and “Paying Agent” with respect to the Notes.

ARTICLE 2

REDEMPTION OF THE NOTES

Section 2.1.  Regulatory Event Redemption.  The Company shall have the right, subject to Section 2.2, to redeem the Notes, in whole (but not in part), on September 27, 2015 upon the occurrence of a Regulatory Event.  “Regulatory Event” shall mean any event (including any amendment to, clarification of, or change (including any announced prospective change or adoption of any announced prospective change) in applicable laws or regulations or official interpretations thereof or policies with respect thereto or any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, including any pronouncement or publication from any relevant authority) that occurs after the date hereof that for any reason results in there being more than an insubstantial risk, or in any increase in risk, that for the purposes of the capital adequacy requirements of the Federal Reserve or The Financial Services Authority of the United Kingdom all or any part of the Notes may not be included in Tier 2 Capital (or its then equivalent).  Any such redemption shall be effected in accordance with Article XIII of the Indenture; provided, however, that the “Redemption Price” for the Notes shall be an amount equal to 101 percent of the outstanding principal balance of the

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Notes together with any accrued and unpaid interest (including interest on any amounts deferred in accordance with Section 503 of the Indenture) to the date fixed for redemption.

Section 2.2.  Regulatory Approval.  Any redemption of the Notes pursuant to Section 2.1 shall be subject to the Company obtaining the prior approval of the Federal Reserve and The Financial Services Authority of the United Kingdom, if such approvals are then required under applicable capital guidelines or policies of the Federal Reserve or The Financial Services Authority of the United Kingdom and any additional requirements that the Federal Reserve or The Financial Services Authority of the United Kingdom may impose with respect to redemption of the Notes.

ARTICLE 3

MISCELLANEOUS

Section 3.1. Amendments.  Upon execution of this Fourth Supplemental Indenture, Section 1302 and 1402 of the Indenture shall be amended by replacing the words “Bank of England” where they appear in such Sections with the words “The Financial Services Authority of the United Kingdom.”

Section 3.2. Debt Securities.  Debt Securities of any series authenticated and delivered pursuant to the Indenture and this Fourth Supplemental Indenture shall bear a notation that the Indenture has been supplemented by this Fourth Supplemental Indenture. Any Global Security shall be in the form attached as Exhibit A hereto.

Section 3.3. Definitions.  For all purposes of the Indenture, except as otherwise expressly provided or unless the context requires otherwise, a term defined in the Indenture and not otherwise defined herein has the same meaning when used in this Fourth Supplemental Indenture.

Section 3.4. Confirmation of Indenture. The Indenture, as supplemented and amended by this Fourth Supplemental Indenture, is in all respects ratified and confirmed, and this Fourth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 3.5. Concerning the Original Trustee and the Series Trustee.  Neither the Original Trustee nor the Series Trustee assumes any duties, responsibilities or liabilities by reason of this Fourth Supplemental Indenture other than as set forth in the Indenture and, in carrying out its responsibilities hereunder, each shall have all of the rights, powers, privileges, protections and immunities which it possesses under the Indenture.  The Original Trustee shall have no liability for any acts or omissions of the Series Trustee and the Series Trustee shall have no liability for any acts or omissions of the Original Trustee.

Section 3.6. Governing Law. This Fourth Supplemental Indenture shall be deemed to be a contract made and to be performed entirely in the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Section 3.7. Counterparts. This Fourth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, this Fourth Supplemental Indenture has been duly executed by the Company and the Original Trustee and the Series Trustee as of the day and year first written above.

HSBC USA INC.

		By:	/s/ S. Eggelhoefer
			Name:	Steven R. Eggelhoefer
			Title:	Executive Vice President and Head of Balance Sheet Management, Americas
Attest:

/s/ John T. McGinnis
Name:	John T. McGinnis
Title:	Executive Vice President and Chief Financial Officer

SEAL

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Original Trustee

By: Deutsche Bank National Trust Company

		By:	/s/ Irina Golovashchuk
			Name:	Irina Golovashchuk
			Title:	Assistant Vice President

Attest:

/s/ Chris Niesz
Chris Niesz
Associate

SEAL

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Original Trustee

By: Deutsche Bank National Trust Company

		By:	/s/ David Contino
			Name:	David Contino
			Title:	Vice President

Attest:

/s/ Estelle Lawrence
Estelle Lawrence
Vice President

SEAL

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as Series Trustee

		By:	/s/ Raymond Delli Colli
			Name:	Raymond Delli Colli
			Title:	Vice President
Attest:

/s/ Martin Reed
Name:	Martin Reed
Title:	Vice President

SEAL

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STATE OF NEW YORK,	)
COUNTY OF QUEENS	)	ss:

On the 23rd day of September 2010, before me personally came Steven R. Eggelhoefer and John T. McGinnis, each to me known, who, being by me duly sworn, did depose and say that he is the Executive Vice President and Head of Balance Sheet Management, Americas and Executive Vice President and Chief Financial Officer, respectively, of HSBC USA Inc. one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that t was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

/s/ Brigida Petro
Notary Public

STATE OF NEW JERSEY,	)
COUNTY OF HUDSON	)	ss:

On the 27th day of September 2010, before me personally came Irina Golovashchuk and David Contino, each of which, to me known, who, being by me duly sworn, did depose and say that he is the Assistant Vice President and Vice President respectively, of Deutsche Bank Trust Company Americas, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

/s/ Jeffrey Schoenfeld
Notary Public

STATE OF NEW YORK,	)
COUNTY OF KINGS	)	ss:

On the 23rd day of September 2010, before me personally came Raymond Delli Colli, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of Wells Fargo Bank, National Association, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

/s/ Janet M. Jolley
Notary Public

Exhibit A

FORM OF GLOBAL SECURITY

FIXED RATE SUBORDINATED NOTE

NO. [    ]

Registered

CUSIP No.             40428H PB2

ISIN No.                 US40428HPB23

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (the “Depositary”), to the Company or its agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

UNLESS OR UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.

This Global Security is not a savings account, deposit or other obligation of any bank or nonbank subsidiary of the Company and is not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

HSBC USA INC.

GLOBAL SECURITY

representing

5.00% Subordinated Notes due September 27, 2020

HSBC USA INC., a Maryland corporation (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $[                  ] on September 27, 2020 and to pay interest thereon at a rate per annum equal to 5.00%.  The Company will pay interest from September 27, 2010, semi-annually in arrears on March 27 and September 27 of each year (each, an “Interest Payment Date”), beginning on March 27, 2011, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Holder of this Global Security (or one or more Predecessor Securities) of record at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not a Business Day) preceding such Interest Payment Date.  “Business Day” when used with respect to any Place of Payment specified pursuant to Section 301 of the Indenture means any day that is not a Saturday, a Sunday or a day on which banking institutions or trust companies in such Place of Payment are authorized or obligated by law or executive order to close.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder of this Global Security (or one or more Predecessor Securities) of record at the close of business on a Special Record Date fixed by the Series Trustee in the manner provided for in Section 307 of the Indenture, or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Series Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Series Trustee.

If an Interest Payment Date is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after the date such payment was due.

Payment of the principal of and interest on this Global Security will be made by the Company to the Paying Agent, and if such payments are made by the Company, the Paying Agent in turn will make such payments to the Depositary.  Additional provisions of this Global Security are set forth on the reverse hereof.

Unless the certificate of authentication hereon has been executed by or on behalf of the Series Trustee, by manual signature, this Global Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Global Security to be duly executed under its corporate seal.

HSBC USA INC.

By:

Name:
Title:

Corporate Seal

ATTEST:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Global Securities of the series designated herein referred to in the within mentioned Indenture.

Dated:  September 27, 2010

Wells Fargo Bank, National Association, as Series Trustee

By:
Title:

[Reverse of Note]

HSBC USA INC.

5.00% SUBORDINATED NOTES DUE SEPTEMBER 27, 2020

This Global Security is one of a duly authorized issue of notes of the Company (herein called the “Notes”), issuable in series, unlimited in aggregate principal amount except as may be otherwise provided in respect of the Notes of a particular series, issued and to be issued under and pursuant to an Indenture dated as of October 24, 1996 (as supplemented by a Supplemental Indenture with respect thereto, dated as of December 12, 1996, a Supplemental Indenture with respect thereto, dated as of March 1, 1999, a Supplemental Indenture with respect thereto, dated as of February 25, 2000, in each case between the Company and Deutsche Bank Trust Company Americas, as successor to Bankers Trust Company, and a Fourth Supplemental Indenture with respect thereto, dated as of September 27, 2010, between the Company, Deutsche Bank Trust Company Americas and Wells Fargo Bank, National Association, as Series Trustee (the “Series Trustee”), the “Indenture”), duly executed and delivered by the Company to the Series Trustee, and is one of a series designated as 5.00% Subordinated Notes due September 27, 2020 (herein called the “5.00% Subordinated Notes”).  Reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Series Trustee, the Company and the Holders of each series of Notes.  The 5.00% Subordinated Notes are general unsecured obligations of the Company.

The 5.00% Subordinated Notes are not redeemable prior to maturity at the option of the Holders.  The Company may, at its option, redeem the 5.00% Subordinated Notes in whole (but not in part) on September 27, 2015 upon the occurrence of a Regulatory Event.  Any such redemption of the Notes shall be subject to the Company obtaining the prior approval of the Federal Reserve and The Financial Services Authority of the United Kingdom, if such approvals are then required under applicable capital guidelines or policies of the Federal Reserve or The Financial Services Authority of the United Kingdom and any additional requirements that the Federal Reserve or The Financial Services Authority of the United Kingdom may impose with respect to redemption of the Notes.

The provisions of the Indenture regarding defeasance of the Company’s indebtedness shall apply to the 5.00% Subordinated Notes.

The 5.00% Subordinated Notes are not entitled to any sinking fund.

The indebtedness of the Company evidenced by the 5.00% Subordinated Notes, including the principal thereof and interest thereon, is to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Company’s obligations to holders of Senior Indebtedness of the Company, and each Holder of the 5.00% Subordinated Notes, by the acceptance thereof, agrees to and shall be bound by such provisions of the Indenture.

If any Event of Default with respect to 5.00% Subordinated Notes shall occur and be continuing, the principal of the 5.00% Subordinated Notes may be declared due and payable in the manner and with the effect provided in the Indenture.  There is no right of acceleration of the payment of principal of the 5.00% Subordinated Notes upon a default in the payment of interest on the 5.00% Subordinated Notes or in the performance of any covenant of the Company in the Indenture or in the 5.00% Subordinated Notes.

If the Company does not pay any installment of interest on the 5.00% Subordinated Notes on the applicable Interest Payment Date or all or any part of the principal thereof at Maturity, the obligation to make such payment and such Interest Payment Date or Maturity, as the case may be, shall be deferred until (i) in the case of a payment of interest, the date upon which a dividend is paid on any class of share capital of the Company and (ii) in the case of a payment of principal, the first Business Day after the date that falls six months after the original Maturity. Each payment so deferred will accrue interest at the rate per annum equal to 5.00%.  Any payment so deferred shall not be treated as due for any purpose.  Any such deferral shall take place only once with respect to any payment of interest or principal.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture by the Company and the Trustee or the Series Trustee, as applicable, with the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes at the time Outstanding of each series which is affected by such amendment or modification, except that certain amendments specified in the Indenture may be made without approval of Holders of the Notes.  The Indenture also contains provisions permitting (i) the Holders of 66 2/3% in aggregate principal amount of the Notes of any series at the time Outstanding to waive on behalf of the Holders of such series of Notes compliance by the Company with certain provisions of the Indenture and (ii) the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding of any series to waive certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holders of the 5.00% Subordinated Notes shall be conclusive and binding upon such Holders and upon all future Holders of the 5.00% Subordinated Notes and any Notes issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon such Notes.

Holders of the 5.00% Subordinated Notes may not enforce their rights pursuant to the Indenture or the 5.00% Subordinated Notes expect as provided in the Indenture.  No reference herein to the Indenture and no provision of the 5.00% Subordinated Notes or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on the 5.00% Subordinated Notes at the times, place and rate, and in the coin or currency prescribed in the 5.00% Subordinated Notes.

As provided in the Indenture and subject to certain limitations therein set forth, transfer of this 5.00% Subordinated Note is registrable on the Security Register, upon surrender of this 5.00% Subordinated Note for registration of transfer at the office or agency of the Company in New York, New York duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new 5.00% Subordinated Notes, of authorized denominations and for a like aggregate principal amount, will be issued to the designated transferee or transferees.

The 5.00% Subordinated Notes are issuable only as registered Notes without coupons in denominations of $100,000 or any integral multiple of $1,000 in excess thereof authorized by the Company.  As provided in the Indenture and subject to certain limitations therein set forth, the 5.00%  Subordinated Notes are exchangeable for a like aggregate principal amount of 5.00% Subordinated Notes of any authorized denominations and of like tenor, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith and any other expenses provided for in the Indenture in connection with the issuance of any new Note in the event of the destruction, mutilation, loss or theft of any Note.

Prior to the due presentment of this 5.00% Subordinated Note for registration of transfer, the Company, the Series Trustee and any agent of the Company or the Series Trustee may treat the Person in whose name this 5.00% Subordinated Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this 5.00% Subordinated Note be overdue, and neither the Company, the Series Trustee nor any such agent shall be affected by notice to the contrary.

This 5.00% Subordinated Note is exchangeable by the Company only if (x) the Depository notifies the Company that it is unwilling or unable to continue as Depository for this Global Security or if at any time the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended and a successor depositary has not been appointed by the Company within 90 days or (y) the Company in its sole discretion determines that this 5.00% Subordinated Note shall be exchangeable for certificated 5.00% Subordinated Notes in registered form; provided, that the certificated 5.00% Subordinated Notes so issued by the Company in exchange for this permanent Global Security shall be in denominations of $100,000 and any integral multiple of $1,000 in excess thereof and be of like aggregate principal amount and tenor as the portion of this permanent Global Security to be exchanged, and provided further that, unless the Company agrees otherwise, 5.00% Subordinated Notes in certificated registered form will be issued in exchange for this permanent Global Security, or any portion hereof, only if such 5.00% Subordinated Notes in certificated registered form were requested by written notice to the Series Trustee or the Securities Registrar by or on behalf of a Person who is beneficial owner of an interest hereof given through the Holder hereof.  Except as provided above, owners of beneficial interests in this permanent Global Security will not be entitled to receive physical delivery of 5.00% Subordinated Notes in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.

All initially capitalized terms used in this 5.00% Subordinated Note which are not defined herein shall have the meanings assigned to them in the Indenture.

This 5.00% Subordinated Note shall be construed in accordance with and governed by the laws of the State of New York.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

Name and Address of Assignee

( )
Social Security Number
or other identifying
number of Assignee

the within Global Security and all rights thereunder, hereby irrevocably constituting and appointing                                              Attorney to transfer said Global Security on the books of the Company, with full power of substitution in premises.

Dated:

NOTICE: The Signature to this Assignment must correspond with the name written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.